EXHIBIT 99.1

PRESS RELEASE

India Globalization Capital Raises about $506 Thousand in
Registered Direct Offering

Bethesda, April 2, 2014 (GLOBE NEWSWIRE) – India Globalization Capital, Inc. (NYSE MKT: IGC), announced today that it has received commitments from investors to purchase $506,250 of its Common Stock in a registered direct offering.  750,000 shares of newly issued common stock were sold at a price of $0.675 per share. After fees and expenses, the net proceeds to IGC are approximately $452,000. The net proceeds from the offering will be used for working capital.

The offering closed on April 2, 2014, subject to customary closing conditions. Midtown Partners & Co., LLC, acted as the placement agent for the transaction. The common stock described above is being offered by IGC only by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from IGC by contacting it at IGC, P.O. Box 60642 Potomac, Md. 20859, Attention: Investor Relations. The Securities and Exchange Commission declared a shelf registration statement relating to these securities effective on January 4, 2013.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.

About Midtown Partners & Co., LLC:

Based in New York City, New York, Midtown Partners & Co., LLC is a leading independent investment bank focused on facilitating growth by providing creative and unique financial solutions to high growth companies within the lower middle market. For more information about Midtown Partners & Co., LLC, please visit its website at http://www.midtownpartners.com.

About IGC:

Based in Bethesda, Maryland, India Globalization Capital, Inc. is engaged in the beneficiation, trading and leasing industries in the U.S., China and India.  The Company's plan in the short term is to create cash flow from existing assets and in the medium term to expand its asset base through opportunistic acquisitions.  For more information about IGC, please visit IGC's website at http://www.indiaglobalcap.com.

Forward-looking Statements:

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws.  Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed" or the negative of those terms.  These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict.  Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our acquisition and diversification strategy, our competitive environment, infrastructure demands, iron ore availability and governmental, regulatory, political, economic, legal and social conditions in, among other places, China and India.

IGC undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in IGC's Form 10-K for fiscal year ended March 31, 2013, and Forms 10-Q for fiscal quarters ended September 30, 2013, December 31, 2012 and September 30, 2012, filed with the U.S. Securities and Exchange Commission on July 16, 2013, August 14, 2013, February 13, 2013 and November 14, 2012, respectively.

Contact:
Claudia Grimaldi
301-983-0998